AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (the “Agreement”) is made and entered into as of February 24, 2010 (the “Effective Date”), by and among China Architectural Engineering, Inc., a Delaware corporation (the “Company”); The Royal Bank of Scotland N.V., London Branch (formerly ABN AMRO Bank N.V., London Branch) (“RBS N.V.”); CITIC Capital China Mezzanine Fund Limited (formerly known as “CITIC Allco Investments Limited.”) (“CITIC,” and together with RBS N.V., the “Bondholders”); ABN AMRO Bank (China) Co., Ltd., Shenzhen Branch (the “Overdraft Lender” and together with RBS N.V. and CITIC, the “Creditors”); Mr. Ken Luo, an individual; Mr. Jun Tang, an individual; KGE Group Limited, a company organized under the laws of Hong Kong (“KGE Group”); and First Jet Investments Limited, a company organized under the laws of the British Virgin Islands (“First Jet”).

Recitals

WHEREAS, on April 12, 2007, the Company sold and issued to RBS N.V. US $10,000,000 Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”) and warrants to purchase 800,000 shares of common stock of the Company expiring 2010 (the “2007 Warrants”);

WHEREAS, the 2007 Bonds were issued pursuant to a trust deed dated April 12, 2007, as amended and restated on August 29, 2007 (the “2007 Trust Deed”), entered into by and between the Company and The Bank of New York, London Branch (the “Trustee”);

WHEREAS, the 2007 Warrants have been fully exercised pursuant to the terms of the 2007 Warrants and are no longer outstanding;

WHEREAS, on April 15, 2008, the Company issued to the Bondholders an aggregate amount of US$20,000,000 12% Convertible Bonds due 2011 (the “2008 Bonds,” and together with the 2007 Bonds, the “Bonds”) and 300,000 warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “2008 Warrants”);

WHEREAS, the 2008 Bonds were issued pursuant to a trust deed dated April 15, 2008, as amended and restated on September 29, 2008, as may be amended from time to time (the “2008 Trust Deed,” and together with the 2007 Trust Deed, the “Trust Deeds”), entered into by and between the Company and the Trustee;

WHEREAS, the 2008 Warrants, none of which have been exercised as of the date of this Agreement, were issued pursuant to a Warrant Instrument dated April 15, 2008 (the “2008 Warrant Instrument”) entered into by and between the Bondholders and the Company;

WHEREAS, the 2007 Trust Deed and 2008 Trust Deed each provide that the then-current conversion price of the respective Bonds shall be adjusted downward upon certain triggering events, including upon the issuance by the Company of shares of the Company’s common stock, $0.001 par value per share (“Shares”) for consideration per Share that is less than the then-current conversion price of the respective Bonds, as determined pursuant to the terms and conditions of the Trust Deeds;

WHEREAS, paragraph 8.1(e) of the 2008 Warrant Instrument provides that the occurrence of an adjustment to the conversion price of the 2008 Bonds shall result in an identical adjustment to the exercise price of the 2008 Warrants;

WHEREAS, the Company has agreed to provide a guarantee over an Overdraft Facility letter (reference number CZ2008003C) provided by ABN AMRO Bank (China), Shenzhen Branch, dated 13 May 2009 (the “Bank Overdraft Facilities”);

WHEREAS, Condition 12(A)(xiv) of the Terms and Conditions of the 2008 Trust Deed provide that it is an event of default if KGE Group ceases to own at least 45% of the outstanding Shares;

WHEREAS, RBS N.V. holds 100% of the issued and outstanding 2007 Bonds, and the Bondholders in aggregate hold 100% of the issued and outstanding 2008 Bonds and 100% of the 2008 Warrants;

WHEREAS, the Company is currently contemplating the issuance of up to 25,000,000 Shares to First Jet as consideration for the acquisition of First Jet’s 60% equity interest in Shanghai ConnGame Network Ltd., a company organized under the laws of the People’s Republic of China (“ConnGame”), on the terms and conditions described in Appendix A attached to this Agreement (the “Proposed Issuance”);

WHEREAS, if consummated, the Proposed Issuance (a) would trigger a reduction in the conversion price of each of the Bonds and a reduction in the exercise price of the 2008 Warrants pursuant to the terms of the Bonds and the 2008 Warrants (the “Adjustment Rights”) and (b) would result in an event of default under Condition 12(A)(xiv) of the 2008 Bonds;

WHEREAS, the Proposed Issuance is subject to the NASDAQ Stock Exchange and United States federal securities law requirements described in Appendix A;

WHEREAS, each of the Bondholders is requested to waive their Adjustment Rights only as it relates to the Proposed Issuance and to waive their right to declare a default as a result of a failure of KGE Group to maintain the minimum percentage ownership required under Condition 12(A)(xiv) of the 2008 Bonds only as it relates to the Proposed Issuance, and only for the sole purpose of allowing the Proposed Issuance to take place and be completed no later than three (3) months from the effective date of this Agreement;

WHEREAS, if any but not all the portion of the Proposed Issuance is consummated or the Agreed Payments, as defined in Appendix B, are not paid to the Creditors in accordance with the time periods and amounts set forth in Appendix B; then no rights of the Bondholders, including those rights under Condition 12(A)(xiv) of the 2008 Bonds and the Adjustment Rights, shall be waived and appropriate adjustments shall be made to the conversion prices of the Bonds and the exercise price of the 2008 Warrant to reflect the Shares sold by the Company in the Proposed Issuance and an event of default under Condition 12(A)(xiv) of the 2008 Bonds shall exist, making the 2008 Bonds immediately due and payable; and

WHEREAS, immediately following the Proposed Issuance, Mr. Jun Tang and Mr. Ken Luo will each beneficially own more than 20% and 15%, respectively, of the outstanding shares of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.           Waivers.  Subject to compliance by the Company with the terms and conditions set forth herein, and for the sole purpose of allowing the Proposed Issuance to take place in full, each of the parties hereby agrees that, with respect to Shares issued pursuant to and in accordance with the terms of the Proposed Issuance set forth herein (including in Appendix A and Appendix B):

           (A)           notwithstanding any provisions of the Trust Deeds or the 2008 Warrant Instrument, or any other related documents or agreements, the Adjustment Rights that would otherwise be triggered by the Proposed Issuance shall not be applicable and shall be waived, and there shall be no adjustment to the conversion price of the Bonds or the exercise price of the 2008 Warrants; and

           (B)           no default shall occur under Condition 12(A)(xiv) of the 2008 Trust Deed relating to the minimum percentage ownership requirements by KGE Group,

in each case provided, that the Company shall comply with clause 2 of this Agreement.

2.           Payment of Agreed Payments. The Company agrees to pay to the Creditors each of the Agreed Payments in the amounts and on the dates indicated in Appendix B.

3.           Failure to Pay Agreed Payments.  If any portion of the Proposed Issuance occurs or any of the Agreed Payments are not paid to the Creditors in the amounts and by the dates specified in Appendix B then no rights of the Bondholders, including those rights under Condition 12(A)(xiv) of the 2008 Bonds and the Adjustment Rights, shall be waived and appropriate adjustments shall be made to the conversion prices of the Bonds and the exercise price of the 2008 Warrants to reflect the impact of the Shares issued in the Proposed Issuance as if this Agreement had never been executed and an event of default under Condition 12(A)(xiv) of the 2008 Bonds shall exist, making the 2008 Bonds immediately due and payable.

4.           Covenants of the Company.

(A)           The Company will not repay or prepay any debt prior to its currently scheduled due date until the Company makes all of the Agreed Payments specified in Appendix B and the Bonds have been redeemed in full.

(B)           The Company agrees that any new indebtedness incurred by it for the purpose of repaying Bank Overdraft Facilities shall (i) not exceed the outstanding amount due and payable under the Bank Overdraft Facilities and (ii) be subordinated to all amount owed under the Bonds.

5.           Lock-Up of Shares.  First Jet and KGE Group each agree that, until all liabilities due to the Creditors have been paid in full, they shall at all times maintain ownership of a number of shares of common stock that is equal to at least 20% and 15%, respectively, of the shares outstanding immediately after the closing of the Proposed Issuance (the “Company Lock-Up Shares”) and they shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or encumber the Company Lock-Up Shares. Mr. Jun Tang and Mr. Ken Luo each agree that, until all liabilities due to the Creditors have been paid in full, they shall at all times maintain beneficial ownership, as defined by the rules and regulations of the SEC, of a number of shares of common stock of the Company that is equal to at least 20% and 15%, respectively of the shares then outstanding (the “Individual Lock-Up Shares”) and that they shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or encumber any of the Individual Lock-Up Shares.

6.           Reinstatement of Waived Rights.  If (a) any part of the Proposed Issuance is cancelled or not consummated within three months from the effective date of this Agreement and otherwise in accordance with the terms of this Agreement and Appendix A,  or (b) if the Company breaches any agreement contained herein including clause 4 hereof, or (c) if any of KGE Group, First Jet, Mr. Ken Luo or Mr. Jun Tang breaches the terms of clause 5 hereof, then all rights previously waived or to be waived hereunder (including under clause 1), shall not be waived and shall be reinstated, and any previous waivers shall be null and void.

7.           Continued Effect of Trust Deeds and 2008 Warrant Instrument.  All terms and conditions of the Trust Deeds and the 2008 Warrant Instrument, and related documents, not expressly amended or waived by this Agreement remain unchanged and in full force and effect, and the parties reserve all existing rights thereunder.  To the extent there is any conflict between the terms of the Bonds or those of the 2008 Warrants and the express terms hereof, the terms of this Agreement shall take precedence.

8.           No Negative Impact on the Company’s Obligations.  The Company represents and warrants to the Creditors that the acquisition of the equity interest in ConnGame and the Proposed Issuance will not have a negative effect on the Company’s or any of its Subsidiaries’ liabilities and obligations owed to the Creditors.

9.           Agreement to Subsequent Negotiations.  Upon and contingent upon Company’s timely payment of all of the Agreed Payments in accordance with Appendix B and the successful completion of the Proposed Issuance as described in Appendix A, each of the Bondholders agrees to commence negotiations in good faith with the Company to waive (i) its right to declare a default as a result of a any defaults under the Trust Deeds existing at the time of such negotiations, including but not limited to Condition 10A (Undertakings Not to Take or Permit Certain Changes) and Condition 10B (Financial Covenants) of the Terms and Conditions of the 2008 Trust Deed, and (ii) its Put Option Rights under the Trust Deeds.  Solely for purposes of this clause 9, “Put Option Rights” refers to each of the Bondholders’ rights under the 2007 Trust Deed to require the Company to redeem the 2007 Bonds at 126.51% of the principal amount, plus all accrued but unpaid interest, at any time after April 12, 2010, and each of the Bondholders’ rights under the 2008 Trust Deed to require the Company to redeem the 2008 Bonds at 116.61% of the principal amount of the Bonds redeemed, plus all accrued but unpaid interest, on any Interest Payment Date on or after April 15, 2010.

10.           Ownership of the Bonds and 2008 Warrants.  As of the date of this Agreement, RBS N.V. hereby represents and warrants that it owns 100% of the 2007 Bonds, 37.5% of the 2008 Bonds and 37.5% of the 2008 Warrants.  As of the date of this Agreement, CITIC represents and warrants that it owns 62.5% of the 2008 Bonds and 62.5% of the 2008 Warrants.  As of the date of this Agreement, each of RBS N.V. and CITIC represents and warrants that it is the sole and lawful owner of all rights, title and interest in and to all ownership interests indicated in the immediately preceding sentence, and that there has been no assignment or other transfer of any such interests.

11.           Accuracy of the Appendices.  The Company (x) represents and warrants to each Creditor that, as of the date of this Agreement, Appendix A and Appendix B are accurate and complete descriptions of the Proposed Issuance and the required approvals therefor and (y) covenants and agrees to use its best efforts to consummate the Proposed Issuance and make the Agreed Payments in accordance with such terms.  The Company acknowledges that the Creditors are executing this Agreement in reliance on these representations and warranties, covenants and agreements.

12.           Compliance with Laws and Regulations.  The Company shall comply with all relevant Laws and Regulations applicable to it, including satisfying all filings, notification and other requirements of Nasdaq, the United States Securities and Exchange Commission and U.S. Securities Laws.

13.           Duly Authorized.  The execution, delivery and performance of this Agreement have been duly authorized by all required corporate action by each of the parties hereto.

14.           Notice to Trustee.  The execution of this Agreement, and instructions related to the actions contemplated hereunder, shall be provided to the Trustee in accordance with the terms of the Bonds and the 2008 Warrants.

15.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

16.           Successors and Assigns.  It is expressly understood and agreed by the parties that this Agreement and all of its terms shall be binding upon the parties’ respective representatives, executors, administrators, successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name:	Luo Ken Yi
Title:	Chief Executive Officer

The Royal Bank of Scotland N.V., LONDON BRANCH

By:	[ILLEGIBLE]
Name:
Title:

By:	/s/ James Kong
Name:	James Kong
Title:	Regional Counsel

[Amendment and Waiver Agreement – Signature Page 1 of 4]

CITIC CAPITAL CHINA MEZZANINE FUND LIMITED (formerly known as CITIC Allco Investments Limited.)

By:	/s/ MIU CHEUNG
Name:	MIU CHEUNG
Title:	AUTHORIZED SIGNATORY

By:
Name:
Title:

ABN AMRO BANK (CHINA) CO., LTD., SHENZHEN BRANCH

By:	/s/ Jeff Zhu
Name:	Jeff Zhu
Title:

[CORPORATE STAMP]

By:	/s/ CHEN HAN RUI
Name:	CHEN HAN RUI
Title:

[Amendment and Waiver Agreement – Signature Page 2 of 4]

MR. JUN TANG

/s/ Jun Tang

MR. KEN LUO

/s/ Luo Ken Y

[Amendment and Waiver Agreement – Signature Page 3 of 4]

FIRST JET INVESTMENTS LIMITED

By:	/s/ Jun Tang
Name:	JUN TANG
Title:	CHAIRMAN

By:
Name:
Title:

KGE GROUP LIMITED

By:	/s/ Luo Ken Yi
Name:	Luo Ken Yi
Title:	Chairman

By:
Name:
Title:

[Amendment and Waiver Agreement – Signature Page 4 of 4]

APPENDIX A

PROPOSED ISSUANCE

The Company intends to issue up to 25,000,000 shares of newly issued common stock of the Company to acquire a 60% equity interest in ConnGame from First Jet.  The Company expects that the consideration per share at which the 25,000,000 shares will be issued will be less than the current conversion price of the Bonds, as determined under the terms and conditions of the Trust Deeds.

Nasdaq Marketplace Rules require that the Company complete and submit an additional listing application to the Nasdaq Stock Market and receive approval from NASDAQ before the Company may issues any new shares in the Proposed Issuance.  In addition, Nasdaq Marketplace Rule 5635 requires that, among other things, the Company obtain shareholder approval of the issuances of securities in connection with the acquisition of the stock or assets of another company where the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities, in addition to other restrictions if certain tests are met.  Because the 25,000,000 shares of common stock the Company intends to issue exceeds the 20% threshold as set forth in the Nasdaq Marketplace Rules, and may also trigger other tests, the Company must obtain shareholder approval, which is subject to compliance with Section 14 of the Securities Exchange Act of 1934, as amended.

Upon the issuance of the 25,000,000 shares of newly issued common stock in the Proposed Issuance, KGE Group Limited will own approximately 31.2% of the outstanding shares of the Company’s common stock, based on the estimated 80,156,874 shares of common stock that will be issued and outstanding  immediately following the Proposed Issuance.

A -1

APPENDIX B

PAYMENT SCHEDULE FOR AMOUNTS DUE TO THE CREDITORS

The Company agrees to make the following payments to the Creditors on the following dates (collectively, the “Agreed Payments”):

1.             Payments to the Bondholders

The Company agrees to pay to the Bondholders the following amounts on the following dates:

Date of Payment	Amount of Payment
March 31, 2010	50% of the interest in arrears owed on the Bonds as of March 31, 2010
April 15, 2010	100% of the interest payments on the Bonds that are scheduled to be paid in April 2010
May 31, 2010	50% of the interest in arrears owned on the Bonds as of March 31, 2010

2.             Payments to the Overdraft Lender

The Company agrees to repay in total the principal amount due and all accrued interest owed by the Company to the Overdraft Lender (the “Total Amount Owed”) in three separate installments. The first installment shall be due on the earlier of (a) within 30 days of the Company receiving a payment by or on behalf of the Obayashi Corporation in respect to its claim in Dubai or (b) March 31, 2010.  The second installment shall be due on April 30, 2010. The third installment shall be due on May 31, 2010.  The first installment shall equal 34% of the Total Amount Owed and the second and third installments shall each equal 33% of the Total Amount Owed.